Exhibit 32

CERTIFICATION PURSUANT TO RULE 13a-14(b) UNDER

THE SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Peter R. Culpepper, the Interim Chief Executive Officer and Chief Operating Officer of Provectus Biopharmaceuticals, Inc. (the “Company”), and John R. Glass, the Interim Chief Financial Officer of the Company, certifies, pursuant to Rule 13a-14(b) under the Securities and Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on May 10, 2016.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper Interim Chief Executive Officer Chief Operating Officer

By:	/s/ John R. Glass
John R. Glass Interim Chief Financial Officer